Exhibit 10.1(6)

Execution Copy

AMENDMENT NO. 6
TO THE
UPS RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and
WHEREAS, the Plan, as adopted and amended from time to time, was most recently amended and restated in its entirety, effective as of January 1, 2010; and
WHEREAS, the Plan was most recently amended by Amendment No. 5; and
WHEREAS, UPS desires to amend the Plan as requested by the Internal Revenue Service to issue a Favorable Determination Letter to the Plan.
NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the Plan is hereby amended, as follows:
1.    Section 5.4(c), Notice Requirements, is hereby amended, effective February 1, 2006, by deleting the word “and” at the end of Section 5.4(c)(iii), replacing the “.” at the end of Section 5.4(c)(iv) with “; and” and inserting a new Section 5.4(c)(v) at the end of such Section to read as follows:

(v)     the relative value of the optional forms of benefit required by Treasury Regulation
    § 1.417(e)(3)-1.
2.    Except as amended by this Amendment No. 6, the Plan as in effect immediately prior to the date of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on March 6, 2013 has caused this Amendment No. 6 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Teri P. McClure	/s/ D. Scott Davis
Teri P. McClure	D. Scott Davis
Secretary	Chairman